Exhibit 99.1

IAS Announces CFO Transition

Jill Putman Appointed Interim CFO

Reiterates Fourth Quarter and Full Year 2024 Outlook

NEW YORK – January 3, 2025 – Integral Ad Science (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced the departure of Tania Secor as Chief Financial Officer (CFO) and the appointment of Jill Putman as Interim CFO, effective immediately. Ms. Secor departed IAS to pursue new opportunities. IAS has commenced a search for a new permanent CFO.

In addition, IAS is reiterating its revenue and adjusted EBITDA outlook for the fourth quarter and full year 2024 that it provided on November 12, 2024 in its third quarter 2024 financial results release.

Lisa Utzschneider, Chief Executive Officer of IAS, commented, “We thank Tania for her contributions to our finance organization since joining two years ago, and we wish her the best in her future endeavors. Jill has been an IAS Board member since 2021 and has served as the Chair of the Audit Committee. She is a trusted partner to IAS and a proven finance leader with over 30 years of experience including as CFO of Jamf Holding Corp. We are excited to welcome Jill to IAS in this interim capacity as we prepare for a year of growth and innovation.”

Ms. Putman commented, “I am delighted to extend my partnership with IAS as Interim CFO. I look forward to leading IAS’s talented finance team and to working across the organization to make a positive impact at IAS based on my relevant finance experience and my first-hand knowledge of the company.”

Ms. Putman will continue to serve as a member of the Board but has stepped down from her position as a member and the Chair of the Audit Committee of the Board. The Board has appointed current IAS Board member Bob Lord as a member and the Chair of the Audit Committee.

About Jill Putman

Jill Putman is a globally experienced executive with a full range of financial and leadership expertise with particular emphasis in high growth, global expansion, investor relations, and M&A. She served as the CFO of Jamf Holding Corp. (Nasdaq: JAMF) from 2014 to 2022, where she led the company’s Finance, Investor Relations and Human Resource functions. Prior to her role at Jamf, Ms. Putman was the Chief Financial Officer at Kroll Ontrack from July 2011 until May 2014. From 1997 to 2009, Ms. Putman held several roles, including VP of Finance, at Secure Computing, which was acquired by McAfee in 2008. Ms. Putman began her career with KPMG, serving in its audit practice.

About Integral Ad Science

Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust and transparency in digital media quality. For more information, visit integralads.com.

Disclosure Regarding Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP measure. Information about the company’s use of adjusted EBITDA can be found in its third quarter 2024 financial results release.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, including guidance, expectations with respect to the CFO transition described above, and our business, including pipeline and industry trends. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our failure to maintain or achieve industry accreditation standards; (v) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market, including with respect to the Oracle opportunity; (viii) our dependence on senior management and the impact of the CFO transition described above; and (ix) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Jonathan Schaffer

ir@integralads.com

Media Contact:

press@integralads.com